Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of Rise Oil & Gas, Inc. of our report dated March 24, 2023, relating to the financial statements of Rise Oil & Gas, Inc., appearing in the Prospectus, which is part of this Registration Statement.

/s/ RSM US LLP

Houston, Texas

June 30, 2023